EXHIBIT 5

BW&E
Berenbaum, Weinshienk & Eason, P.C. Attorneys at Law
                                                   370 Seventeenth Street
                                              Republic Plaza - Suite 2600
                                             Denver - Colorado 80202-5626
                                                  Telephone: 303/825-0800
                                                  Facsimile: 303/629-7610
                                               E-Mail: Berenbaum1@aol.com
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John Wills
Direct Dial 303/592-8360
E-Mail: jwills@bw-legal.com


                            December 13, 1999



Host America Corporation
Two Broadway
Hamden, CT  06518

     RE:  SEC REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

     I am counsel for Host America Corporation, a Colorado corporation (the "Company"), in connection with its proposed public offering under the Securities Act of 1933, as amended, of 302,000 shares of the Company's Common Stock through a Registration Statement on Form S-3 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

     In connection with rendering my opinion as set forth below, I have reviewed and examined originals or copies identified to my satisfaction of the following:

     (1) Articles of Incorporation of the Company as filed with the Secretary of State of the State of Colorado.

     (2) Minute Book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

     (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement.

     (4) The other exhibits to the Registration Statement filed with the Commission.

     I have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as I have deemed necessary or appropriate under the circumstances.

Host America Corporation
Opinion to Form S-3
December 13, 1999
Page 2


     Based upon the foregoing and in reliance thereon, it is my opinion that the 302,000 of Common Stock, $.001 value, have been duly and validly authorized, legally issued, and are fully paid and non-assessable.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part thereof.

                                 Very truly yours,

                                 BERENBAUM, WEINSHIENK & EASON, P.C